Exhibit 10.17

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 8th day of March, 2016, by and between SILICON VALLEY BANK (“Bank”) and MAXPOINT INTERACTIVE, INC., a Delaware corporation (“Borrower”) whose address is 3020 Carrington Mill Boulevard, Suite 300, Morrisville, North Carolina 27560.
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 12, 2014, as amended by that certain First Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of February 12, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) modify the interest rate, (iii) revise a financial covenant, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.3 (Overadvances). Section 2.3 is amended in its entirety and replaced with the following:
2.3    Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall pay to Bank in cash the amount of such excess (such excess, the “Overadvance”) contemporaneously with the submission of the Transaction Report that details such Overadvance. Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate. Overadvances which are paid within the foregoing time period set forth herein, will not constitute an Event of Default under this Agreement.

2.2    Section 2.4 (Payment of Interest on the Credit Extensions). The first sentence of Section 2.4(a) is amended in its entirety and replaced with the following:
(a)    Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (i) at all times prior to the first (1st) Payment Date following the 2016 Amendment Date, one percent (1.00%) above the Prime Rate; provided that during a Streamline Period (in effect prior to the 2016 Amendment Date), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, or (ii) commencing with the first (1st) Payment Date following the 2016 Amendment Date, one and one half of one percent (1.5%) above the Prime Rate; provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one half of one percent (0.5%) above the Prime Rate, which interest shall in either case be payable monthly in accordance with Section 2.4(d) below. Notwithstanding the foregoing, however, commencing upon the first (1st) Payment Date following the month in which the Performance Event occurs, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, which interest shall be payable monthly in accordance with Section 2.4(d) below.

2.3    Section 6.2(b) (Financial Statements, Reports, Certificates). Section 6.2(b) is amended in its entirety and replaced with the following:
(b)    within thirty (30) days after the end of each month, (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (iii) monthly reconciliations of accounts receivable agings (aged by invoice date) and transaction reports; and (iv) a Deferred Revenue report;

2.4    Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is amended by deleting the words “Eight Hundred Fifty Dollars ($850)” appearing therein and inserting in lieu thereof the words “One Thousand Dollars ($1,000.00)”.
2.5    Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following:
6.9    Financial Covenant. Borrower shall, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)     Minimum Cash and Availability. Maintain, subject to periodic reporting as of the last day of each month, through and including the last day of the month ending February 29, 2016, Five Million Dollars ($5,000,000), consisting of the sum of: (i) unrestricted cash at Bank (including restricted cash at Bank, to the extent such restriction is a result of the Obligations of Borrower to Bank arising under this Agreement, but not including any cash or other collateral specifically pledged to Bank to collateralize Bank Services); plus (ii) the unused Availability Amount; plus (iii) the undrawn Term B Loan Advance.

(b)    Adjusted Quick Ratio. Maintain at all times, subject to periodic reporting as of the last day of each month, commencing with the month ending March 31, 2016 and as of the last day of each month thereafter, an Adjusted Quick Ratio of at least 1.10 to 1.00.

(c)    Minimum Adjusted EBITDA/Maximum Adjusted EBITDA Loss. Achieve minimum Adjusted EBITDA/maximum Adjusted EBITDA losses, subject to reporting as of the last day of each period set forth below, measured monthly on a trailing twelve (12) month basis, of at least the following:

Trailing Twelve (12) Month Period Ending	Minimum Adjusted EBITDA/ Maximum Adjusted EBITDA Loss
June 30, 2016	($22,200,000.000)
September 30, 2016	($20,800,000.000)
December 31, 2016	($16,400,000.000)
March 31, 2017	($12,000,000.000)

2.6    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:
“Revolving Line Maturity Date” is June 11, 2017.

“Streamline Period” is, on and after the 2016 Amendment Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first (1st) day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding calendar month, maintained an Adjusted Quick Ratio of not less than 1.25 to 1.00 (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first (1st) day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) calendar month as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved. Bank acknowledges and agrees that based on Borrower’s representations, Borrower is in a Streamline Period on the 2016 Amendment Date.

2.7    Section 13.1 (Definitions). The Loan Agreement is amended by inserting the following terms and their respective definitions to appear alphabetically in Section 13.1:
“2016 Amendment Date” is March 8, 2016.

“Adjusted EBITDA” shall mean (a) EBITDA, plus (b) any increase in Deferred Revenue from the immediately preceding period, minus (c) any decrease in Deferred Revenue from the immediately preceding period, minus (d) capitalized software expenses, plus (e) non-cash stock compensation expenses and other non-cash expenses, plus (f) other one-time, non-recurring expenses approved by Bank in writing in its sole discretion.

“Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus the current portion of Deferred Revenue.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Performance Event” means confirmation by Bank that Borrower has delivered evidence acceptable to Bank in its sole and absolute discretion that Borrower has achieved trailing twelve (12) month Adjusted EBITDA, calculated on a consolidated basis with respect to Borrower and its Subsidiaries and determined according to GAAP, greater than Zero Dollars ($0.00) for two (2) consecutive fiscal quarters.

“Quick Assets” is, on any date, Borrower’s consolidated, unrestricted cash and Cash Equivalents maintained with Bank, plus net billed accounts receivable, determined according to GAAP.

“Streamline Threshold” is defined in the definition of Streamline Period.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

2.8    Section 13.1 (Definitions). Section 13.1 is amended by deleting the definition of “Streamline Balance” appearing therein in its entirety.
2.9    Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 12, 2014 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.
6.    Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 12, 2014 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 2 attached hereto.
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of (i) a fully earned, non-refundable amendment fee in an amount equal to Forty-Three Thousand Seven Hundred Fifty Dollars ($43,750.00), and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		MAXPOINT INTERACTIVE, INC.

By:	/ s / Andrew J. Kirk	By:	/ s / Brad Schomber
Name:	Andrew J. Kirk	Name:	Brad Schomber
Title:	Director	Title:	CFO

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MAXPOINT INTERACTIVE, INC.

The undersigned authorized officer of MaxPoint Interactive, Inc., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10‑Q, 10‑K and 8-K	Within 10 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Deferred Revenue reports	Monthly within 30 days	Yes No
Annual Operating Budget	With 10 days after Board approval, but at least annually	Yes No
Transaction Reports
(i) with each request for an Advance, (ii) on the 15th day
(or the immediately preceding Business Day if the 15th is not a Business Day) and on the last Business Day of each month when a Streamline Period is not
in effect, and (iii) within thirty
(30) days after the end of each month when a Streamline Period is in effect
Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Adjusted Quick Ratio, commencing with the month ending 3/31/16 and for each month thereafter	1.10 : 1.0	_____: 1.0	Yes No
Minimum Adjusted EBITDA/Maximum Adjusted EBITDA Loss	*	$________	Yes No

*    As set forth in Section 6.9(c) of the Agreement

Streamline Period/Performance Pricing		Applies

Adjusted Quick Ratio > 1.25:1.0 and Performance Event has not occurred	Streamline Period in Effect; Prime Rate plus 0.5% on all Advances	Yes No
Adjusted Quick Ratio < 1.25:1.0 and Performance Event has not occurred	Streamline Period not in Effect; Prime Rate plus 1.5% on all Advances	Yes No
Performance Event** has occurred	Performance Pricing in Effect; Prime Rate on all Advances	Yes No

**    As defined in Section 13.1 of the Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

MAXPOINT INTERACTIVE, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:    _______________

I.    Adjusted Quick Ratio. (Section 6.9(b))

Required:	1.10 to 1.00.

A.	Aggregate value of Borrower’s consolidated unrestricted cash and Cash Equivalents maintained with Bank	$_______
B.	Aggregate value of Borrower’s consolidated net billed accounts receivable, determined according to GAAP	$_______
C.	Quick Assets (the sum of lines A and B)	$_______
D.	Aggregate value of obligations and liabilities of Borrower to Bank	$_______
E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, not otherwise reflected in line D above, that mature within one (1) year
$_______
F.	Current Liabilities (the sum of lines D and E)	$_______
G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$_______
H.	Line F minus G	$_______
I.	Adjusted Quick Ratio (line C divided by line H)	_______

Financial Covenant

Is line I greater than or equal to 1.1 to 1.0?

Yes, in compliance	No, not in compliance

Streamline Period

Is line I greater than 1.25 to 1.0?

Yes, Streamline Period in effect	No, Streamline Period not in effect

II.	Minimum Adjusted EBITDA/Maximum EBITDA Loss. (Section 6.9(c))

Required:	See chart below

Trailing Twelve (12) Month Period Ending	Minimum Adjusted EBITDA/ Maximum Adjusted EBITDA Loss
June 30, 2016	($22,200,000.000)
September 30, 2016	($20,800,000.000)
December 31, 2016	($16,400,000.000)
March 31, 2017	($12,000,000.000)
Actual:

A.	Net Income	$
B.	Interest Expense	$
C.	To the extent included in the determination of Net Income:
	1. depreciation expense	$
	2. amortization expense	$
	3. income tax expense	$
	4. change in Deferred Revenue (positive or negative, as applicable)	$
	5. capitalized software expenses	$
	6. non-cash stock compensation expenses	$
	7. all other non-cash and/or non-recurring expenses approved by Bank in writing in its sole discretion	$
	8. The sum of lines 1 through 4 plus the sum of lines 6 through 7 minus line 5	$
D.	Adjusted EBITDA (line A plus line B plus line C.8)	$

Yes, in compliance	No, not in compliance

Performance Pricing

Is line D greater than Zero Dollars ($0.00)?	Yes	No

If yes, has line D been greater than Zero Dollars ($0.00) for two (2) consecutive fiscal quarters?

Yes, Performance Event achieved	No, Performance Event not achieved

Schedule 2

Updates to Perfection Certificate

#6 - liens in favor of Comerica Bank have been terminated

#7 - 3020 Carrington Mill Boulevard, Suite 300, Morrisville, NC 27560

#8 - 3020 Carrington Mill Boulevard, Suite 300, Morrisville, NC 27560

#9 - Please see attached schedule of leased offices and bailee locations

#17 - Employment contracts with CEO, CFO, COO and CTO - filed with the SEC as part of the S-1/A filed on Feb. 23, 2015

#20 - Please see attached schedule of trademarks and patents.

#24 - All deposit accounts are held with SVB; Comerica accounts have been closed

#29 - all Letters of Credit for leases are held with SVB

#34 - Disclosed shareholder litigation: We, certain of our officers and directors, and certain investment banking firms who acted as underwriters in connection with our initial public offering, have been named as defendants in a putative class action lawsuit filed August 31, 2015 in the United States District Court for the Southern District of New York. The complaint alleges that the defendants violated Sections 11, 12 and 15 of the Securities Act by not including information regarding customer concentration, which the complaint characterizes as a known trend and/or significant factor required to be disclosed under federal securities regulations. The complaint seeks unspecified damages, interest and other costs.

The Court appointed a Lead Plaintiff on November 18, 2015, and on January 19, 2016 the Lead Plaintiff filed a First Amended Complaint that repeats the same substantive allegations included in the initial complaint and continues to seek unspecified damages. We anticipate filing a motion to dismiss the First Amended Complaint by no later than March 21, 2016.

We dispute the claims alleged in the lawsuit and intend to defend this matter vigorously.

MaxPoint Offices and Data Centers

3020 Carrington Mill Blvd., Ste. 300
Morrisville, NC 27560

3020 Carrington Mill Blvd., Ste. 450
Morrisville, NC 27560

7218 McNeil Dr.
Austin, TX 78729

1044 Liberty Park Dr.
Austin, TX 78729

200 Campus Dr.
Somerset, NJ 08875

150 S First St.
San Jose, CA 95113

5150 McCrimmon Pkwy
Morrisville, NC 27560

44470 Chilum Pl., Bldg. 1
Ashburn, VA 20147

8911 N Capital of Texas Hwy.
Bldg. 1, 2nd Floor
Austin, TX 78759

8911 N Capital of Texas Hwy.
Bldg. 1, Ste. 1110
Austin, TX 78759

505 8th Ave., Ste. 405
New York, NY 10018

275 7th Ave., 17th Floor
New York, NY 10001

4640 Admiralty Way, Ste. 1280
Marina Del Rey, CA 90292

180 N LaSalle St., Ste. 3250
Chicago, IL 60601

5310 Village Pkwy
Rogers, AR 72758

250 E 5th St., Ste. 1563
Chiquita Center
Cincinnati, OH 45202

3455 Peachtree Rd. NE, Ste. 526, 527, 568, 569, 565
Atlanta, GA 30326

50 California Street, Ste. 1511
San Francisco, CA 94111

45 S 7th St., Ste. 2212
Minneapolis, MN 55402